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                                                                EXHIBIT 99(d)(3)

                           GRID PROMISSORY DEMAND NOTE


December 19, 2000                                                   $7,000,000

                                A. TERMS OF LOANS

      FOR VALUE RECEIVED, on demand as permitted herein, LOISLAW.COM, INC., a corporation formed under the laws of the State of Delaware (the "BORROWER"), with offices at 105 North 28th Street, Van Buren, Arkansas 72956, promises to pay to the order of WOLTERS KLUWER U.S. CORPORATION, a Delaware corporation (the
"LENDER"), at its offices at c/o Wolters Kluwer United States Inc., 161 North
Clark Street, 48th Floor, Chicago, Illinois 60601-3221, or at such other place as the Lender may designate in writing, the principal sum of the lesser of (A)
SEVEN MILLION DOLLARS ($7,000,000), or (B) the principal amount of loans (the
"LOANS") outstanding hereunder, as conclusively evidenced on the grid attached hereto as Schedule I.

      1. INTEREST; PREPAYMENT. (a) Borrower will pay interest on the unpaid principal amount hereof, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate per annum which shall be equal to nine and one-half percent (9.5%) per annum.

      (b) Borrower will pay interest, at the rate described above, on demand, and if no demand is made, monthly on the last Business
                  Day ("BUSINESS DAY" shall mean any day other than Saturday, Sunday, or any other day on which commercial banks located in the State of Arkansas or in the State of New York are required or authorized by law to be closed for business) of each month in each year, commencing December 29, 2000, at maturity
                  (whether by acceleration or otherwise) and upon the making of any prepayment, as hereinafter provided. In addition, Borrower will pay interest on any overdue installment of principal for the period for which overdue, on demand, at a rate equal to eleven and one-half percent (11.5%) per annum. In no event shall interest exceed the maximum legal rate permitted by law.
                  All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, and the remainder, if any, to principal. All payments by Borrower or any endorser of this Note on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

      (c) The Loans may be prepaid by the Borrower, in whole or in part, at any time without penalty or premium.

      2. ADVANCES; SCHEDULE I. The Loans in the aggregate shall not exceed five million ($5,000,000) dollars prior to April 19, 2001, or seven million
($7,000,000) dollars on or after


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April 19, 2001. The Lender will advance the principal amount of each Loan to the
Borrower within two Business Days after receipt from the Borrower of a request therefor specifying the amount of the Loan requested, which requests may be made by the Borrower at any time prior to the date on which the Lender has made demand for repayment of the Loans in accordance with Section 3 hereof. The
Lender is hereby authorized by Borrower to enter and record on Schedule I attached hereto the amount of each Loan made under this Note and each payment of principal thereon without any further authorization on the part of Borrower or any endorser or guarantor of this Note. To the extent interest is not paid when due, the Lender is authorized and directed to enter the amount of such interest as a Loan on Schedule I. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan and its conditions. The
Lender's failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower or any endorser or guarantor of this Note.

      3. LOANS DUE ON DEMAND. Notwithstanding any terms in this Note to the contrary, the enumeration in this Note of specific obligations of Borrower to the Lender and/or conditions to the availability of funds under this Note shall not be construed to qualify, define, or otherwise limit the Lender's right, power, or ability, at any time, under applicable law, to demand the payment of all Loans outstanding under this Note within five Business Days of written notice of such demand to the Borrower, PROVIDED, HOWEVER, that Lender shall not make demand prior to the earlier to occur of (x) the termination of the Agreement and Plan of Merger by and among Wolters Kluwer U.S. Corporation, a
Delaware corporation, LL Acquisition Corp., a Delaware corporation, and Borrower
(the "MERGER AGREEMENT"), dated as of December 19, 2000, or (y) the consummation of the transactions contemplated thereby; and PROVIDED FURTHER, that in the event that the Merger Agreement is terminated by Wolters Kluwer U.S. Corporation or LL Acquisition Corp. other than as permitted by the terms of the Merger
Agreement or in the event any material provision of the Merger Agreement is breached by Wolters Kluwer U.S. Corporation or LL Acquisition Corp., then following such termination or material breach the Lender shall not make demand prior to June 19, 2001 hereunder absent the occurrence of an Event of Default
(other than an Event of Default under Section 8(a)(i) hereof).

      4. SECURITY INTEREST. This Note is secured by the liens granted by the Borrower to the Lender pursuant to that certain Security Agreement dated as of the date hereof between the Borrower and the Lender, in the collateral described therein.

      5. USE OF PROCEEDS. Borrower will not, directly or indirectly, use any proceeds of Loans hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, any of Regulations T, U or X of such Board of Governors.

                        B. REPRESENTATIONS AND WARRANTIES

      6.    Borrower represents and warrants to the Lender that:

            (a) Borrower is a corporation duly incorporated, validly existing, and in good


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standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged, is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the assets, liabilities, financial condition or results of operations of the Company (a "Material Adverse Effect")

            (b) Borrower has full power and authority to execute and deliver this Note and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any governmental or administrative authority, instrumentality, or agency is required as a condition to the validity of the Note.

            (c) The Note is legal, valid, and contains binding obligations of Borrower enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (d) Borrower is not in default in the performance, observance or fulfillment of any the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, except where such default would not have a Material Adverse Effect.

            (e) There is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency, or arbitrator which is reasonably likely to , in any one case or in the aggregate, have a Material
Adverse Effect or materially and adversely affect the ability of Borrower to perform its obligations under this Note.

            (f) Borrower has no Subsidiaries (as defined below), and will notify the Lender promptly upon the formation thereof.

                              C. PERFECTION OF LIEN

      7. So long as this Note remains unpaid or the Lender shall have any commitments hereunder, Borrower shall cause the Lender to have a perfected first and prior security interest in all of the accounts and general intangible assets of the Borrower and the proceeds thereof, and the Borrower shall take all actions requested by Lender necessary or appropriate to accomplish the same.

                              D. EVENTS OF DEFAULT

      8.    If any of the following events shall occur and be continuing:

            (a) Borrower shall fail to make any payment of (i) principal outstanding hereunder on demand as demand is permitted hereunder, or (ii) following three (3) Business


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Days' written notice, interest on this Note or any fee provided for herein on demand as demand is permitted hereunder;

            (b) Borrower shall default in the performance or observance of any covenant or agreement contained herein following five days' written notice thereof;

            (c) any representation or warranty made by or on behalf of Borrower in this Note, the Merger Agreement or in any other certificate, agreement, instrument, or statement delivered to the Lender by or on behalf of Borrower shall at any time prove to have been incorrect when made in any material respect;

            (d) any judgment against Borrower or any attachment, levy or execution against any of its properties for any material amount shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of sixty (60) days or more after its entry, issue or levy, as the case may be;

            (e) Borrower shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for Borrower or for any of their property, or

            (f) the commencement of any proceedings by Borrower under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute (including, if Borrower is a partnership, its dissolution pursuant to any agreement or statute), or the commencement of any such proceedings without the consent of Borrower and such proceedings shall continue undischarged for a period of sixty
(60) days;

(each of the foregoing to constitute an "EVENT OF DEFAULT") then, and in any such event, the Lender may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be immediately due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower.

      BORROWER HEREBY AFFIRMS, ACKNOWLEDGES AND RATIFIES THAT, SUBJECT SOLELY TO
THE PROVISOS STATED IN SECTION 3 HEREOF, ALL AMOUNTS DUE UNDER THIS NOTE ARE
PAYABLE ON DEMAND, WHICH DEMAND MAY BE MADE AT ANY TIME BY THE LENDER IN ITS
SOLE DISCRETION IRRESPECTIVE OF WHETHER AN EVENT OF DEFAULT HAS OCCURRED.

      9.    DEFINITION OF SUBSIDIARY. For purposes of this Note, the term
"SUBSIDIARY" shall mean and include any corporation of which more than 50% of the outstanding shares of capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is


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at the time, directly or indirectly, owned by Borrower or by one or more other
Subsidiaries.

                                E. MISCELLANEOUS

      10. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its rules on conflicts of laws.

      11. NOTICES, ETC. All notices and other communications provided for under this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to Borrower, at Borrower's address indicated in the Lender's records as of the date of such notice, with a copy to Novakov Davis & Munck, 900 Three Galleria Tower, 13155
Noel Road, Dallas, Texas 75240, Attention: Kenn W. Webb, Esq. and to Akin, Gump,
Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas
75201, Attention: Michael E. Dillard, P.C., and if to the Lender, at its address at c/o Wolters Kluwer United States Inc., 161 North Clark Street, 48th Floor,
Chicago, Illinois 60601-3221, Attention: Bruce C. Lenz, with a copy to Pryor
Cashman Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York
10022, Attention: Arnold J. Schaab, Esq. or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. Except as otherwise provided in this Note, all such notices and communications shall be effective either on receipt if delivered by hand, or three (3) Business Days following deposit, postage fully paid, in the mails by certified mail.

      12. NO WAIVER. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

      13. COSTS AND EXPENSES. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender and shall pay the reasonable fees and disbursements of counsel to the Lender in connection with enforcement of the Lender's rights hereunder. Borrower shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

      14. AMENDMENTS. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrower and its heirs, legal representatives, successors and permitted assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns, including subsequent holders hereof. Notwithstanding the foregoing, neither party shall assign its rights or obligations under


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this Note without the consent of the other party.

      16. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

      17. ENTIRE AGREEMENT. This Note sets forth the entire agreement of Borrower and the Lender with respect to this Note and may be modified only by a written instrument executed by Borrower and the Lender.

      18. HEADINGS. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

      19. JURISDICTION; SERVICE OF PROCESS. Borrower agrees that in any action or proceeding brought on or in connection with this Note (i) the District Court of the State of Illiniois for the County of Cook, or (in a case involving diversity of citizenship) the United States District Court having jurisdiction of said County of Cook, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced in paragraph 11 above, Borrower hereby waiving personal service thereof, and (iii) within thirty
(30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

      20.   WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY
WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR
COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER
CONNECTED WITH THIS NOTE OR ANY TRANSACTIONS HEREUNDER.


         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]




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      IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year and at the place first above written.


                                          BORROWER:

                                          LOISLAW.COM, INC.


                                          By: /s/ Kyle D. Parker
                                             --------------------------------
                                          Name:  Kyle D. Parker
                                          Title: Chairman and Chief Executive
                                                 Officer






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                               SCHEDULE I TO NOTE


Borrower: Loislaw.com, Inc.                      Date of Note: December 19, 2000

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    DATE       AMOUNT OF LOAN         AMOUNT OF        UNPAID PRINCIPAL    NAME OF
                                  PRINCIPAL REPAID     BALANCE OF NOTE     PERSON
                                                                           MAKING
                                                                           NOTATION
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



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